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                    PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

                                                                    EXHIBIT 21.1

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
                                                     State or Other Jurisdiction
                                                        of Incorporation or
           Name of subsidiary                               Organization
-----------------------------------------------      ---------------------------
Activision Publishing, Inc.                              Delaware

Activision Australia Pty Ltd.                            Australia

Activision International B.V.                            The Netherlands

Activision Deutschland GmbH                              Germany

Activision GmbH                                          Germany

Activision New York, Inc.                                New York

Activision Productions, Inc.                             Delaware

Activision Texas, Inc.                                   Texas

Activision International Holdings, Inc.                  California

Elsinore Multimedia, Inc.                                Florida

Neversoft Entertainment, Inc.                            California

Activision U.K. Ltd.                                     United Kingdom

CD Contact Data GmbH                                     Germany

CD Contact Data BV                                       The Netherlands

CentreSoft Ltd.                                          United Kingdom

CentreSoft France SARL                                   France

Combined Distribution (Holdings) Limited                 United Kingdom

Contact Data Belgium N.V.                                Belgium

The Disc Company International, Inc.                     U.S. Virgin Islands

Expert Software, Inc.                                    Delaware

Head Games Publishing, Inc.                              Minnesota

Jotaphoenicis Beteiligungs GmbH                          Germany

Kappaphoenicis Beteiligungs GmbH                         Germany

NBG EDV Handels und Verlags GmbH & Co. KG                Germany


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PDQ Distribution Ltd.                                    United Kingdom

Raven Software Corporation                               Wisconsin

Swfte International, Ltd.                                Delaware

Target Software Vertriebs GmbH                           Germany

TDC Group, Inc.                                          Delaware
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